EXHIBIT 32.1

CERTIFICATIONS OF THE CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SABARNES-OXLEY ACT OF 2002

The undersigned, Chief Executive Officer and Chief Financial Officer of Neff Corp. (the “Company”), each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted by Section 906 of the Sarbanes-Oxley Act of 2002, that to their knowledge:

(1)
the Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2008 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 5, 2008

/s/ GRAHAM HOOD
Graham Hood Chief Executive Officer
/s/ MARK IRION
Mark Irion Chief Financial Officer

This certification accompanies this Report on Form 10-Q and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section.

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